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                                                                     Exhibit 5.1


October 23, 1997

National-Oilwell, Inc.
5555 San Felipe
Houston, Texas 77056

Re: National-Oilwell, Inc. - Form S-8 Registration Statement Relating to Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan, as amended, and Employment and Compensation Arrangements Pursuant to Private Stock Option Agreements

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced registration statement (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 893,002 shares of Common Stock, par value
$.01 per share (the   "Common Stock"), of National-Oilwell, Inc. (the
"Registrant") which may be issued pursuant to the Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan, as amended, and certain employment and compensation arrangements under individual private stock option agreements of the Registrant (collectively, the "Benefit Arrangements"). We have examined the Registrant's Amended and Restated Certificate of Incorporation, Bylaws, minutes and such other documents, and have made such inquiries of the Registrant's officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Registrant's Common Stock originally issued by the Registrant to eligible participants through the Benefit Arrangements, when issued and delivered as contemplated by the Benefit Arrangements, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



Morgan, Lewis & Bockius LLP